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Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts: Tom Joyce 703/810-5610 Martha Holler 703/810-5178	Investor Contacts: Steve McGarry 703/810-7746 Nam Vu 703/810-7723

SLM CORPORATION FIRST-QUARTER 2004 LOAN ORIGINATIONS TOP $5.8 BILLION,
UP 19 PERCENT FROM YEAR AGO PERIOD

Portfolio of Managed Loans Now Exceeds $92 Billion

RESTON, Va., April 15, 2004—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported first-quarter 2004 earnings and performance results that include more than $5.8 billion in preferred-channel loan originations, a 19-percent increase from the year-ago quarter's $4.9 billion.

        Preferred-channel loan originations are loans created by the company's owned or affiliated brands. These loans are a key measure of Sallie Mae's market share success and indicate future loan acquisition volume and earnings growth. The company's total managed-loan portfolio now exceeds $92 billion.

        "We continue to build market share in a growing student loan market," said Albert L. Lord, vice chairman and chief executive officer, Sallie Mae. "This has enabled us to further accelerate our privatization and deliver good earnings growth."

        Sallie Mae reports financial results on a GAAP basis and presents certain non-GAAP or "core cash" performance measures. The company's equity investors, credit rating agencies and debt capital providers request these core cash measures to monitor the company's business performance.

        Sallie Mae reported first-quarter 2004 GAAP net income of $291 million, or $.64 per diluted share, compared to $417 million, or $.88 per diluted share, in the year-ago period. Included in these GAAP results are pre-tax gains on the securitization of student loans of $114 million, compared to $306 million in the year-ago quarter.

        Core cash net income for the quarter was $231 million, or $.51 per diluted share, up from $203 million in the year-ago quarter, or $.43 per diluted share. Core cash net interest income was $433 million for the quarter, a 16-percent increase from the year-ago quarter's $372 million.

        Core cash other income, which consists primarily of fees earned from guarantor servicing and collection activity, was $174 million for the 2004 first quarter, up 18 percent from the year-ago quarter's $147 million. Core cash operating expenses were $202 million, compared to $248 million in the prior quarter and $173 million in the year-ago quarter.

        Both a description of the core cash treatment and a full reconciliation to the GAAP income statement can be found at www.salliemae.com.

        Total equity for the company at March 31, 2004, was $2.7 billion, up from $2.2 billion a year ago. The company's tangible capital increased to 1.94 percent of managed assets, compared to 1.81 percent as of March 31, 2003. During the first quarter 2004, the company completed $14.8 billion in term, non-government-sponsored enterprise (GSE) funding. At March 31, 2004, less than $16 billion in student loans remained in the GSE.

Sallie Mae • 11600 Sallie Mae Drive • Reston, Va 20193 • www.salliemae.com

        The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, April 15, 2004, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, April 15, at 3:30 p.m. EDT and concluding at 11:59 p.m. EDT on Thursday, April 22. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 6065208. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

*  *  *

Statements in this release referring to expectations as to future market share, the successful consummation of any business acquisitions and other future developments are forward-looking statements, which involve risks, uncertainties and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

*  *  *

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's leading provider of education funding, managing more than $92 billion in student loans for more than 7 million borrowers. The company primarily provides federally guaranteed student loans originated under the Federal Family Education Loan Program (FFELP), and offers comprehensive information and resources to guide students, parents and guidance professionals through the financial aid process. Sallie Mae was established in 1973 as a government-sponsored enterprise (GSE) called the Student Loan Marketing Association, and began the privatization process in 1997. Since then, the parent company name has changed, most recently to SLM Corporation. Through its specialized subsidiaries and divisions, Sallie Mae also provides an array of consumer credit loans, including those for lifelong learning and K-12 education, and business and technical products and services for colleges and universities. More information is available at http://www.salliemae.com. SLM Corporation and its subsidiaries, other than the Student Loan Marketing Association, are not sponsored by or agencies of the United States.

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Sallie Mae • 11600 Sallie Mae Drive • Reston, Va 20193 • www.salliemae.com

SLM CORPORATION
Supplemental Earnings Disclosure
March 31, 2004
(Dollars in millions, except earnings per share)

	Quarters ended
	March 31, 2004	December 31, 2003	March 31, 2003
	(unaudited)	(unaudited)	(unaudited)
SELECTED FINANCIAL INFORMATION AND RATIOS — (GAAP Basis)
Net income	$291	$264	$417
Diluted earnings per common share*	$.64	$.57	$.88
Return on assets	1.88%	1.88%	3.41%
NON-GAAP INFORMATION (See Explanation Below)
"Core cash" net income	$231	$285	$203
"Core cash" diluted earnings per common share*	$.51	$.62	$.43
"Core cash" return on assets	.91%	1.15%	.97%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$52,892	$47,305	$44,159
Average off-balance sheet student loans	37,786	39,908	35,228

Average Managed student loans	$90,678	$87,213	$79,387

Ending on-balance sheet student loans, net	$54,414	$50,047	$43,281
Ending off-balance sheet student loans, net	37,735	38,742	37,438

Ending Managed student loans, net	$92,149	$88,789	$80,719

Ending Managed FFELP student loans, net	$83,013	$80,485	$74,221
Ending Managed Private Credit Student Loans, net	9,136	8,304	6,498

Ending Managed student loans, net	$92,149	$88,789	$80,719

*
In May 2003, the Company announced a three-for-one stock split of the Company's common stock to be effected in the form of a stock dividend. The additional shares were distributed on June 20, 2003 for all shareholders of record on June 6, 2003. All share and per share amounts presented have been retroactively restated for the stock split. Stockholders' equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying from additional paid-in capital to common stock the par value of the additional shares issued as a result of the stock split.

Non-GAAP "Core Cash" Earnings

        In accordance with the Rules and Regulations of the SEC, we prepare financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management, credit rating agencies, lenders and analysts also evaluate the Company on certain non-GAAP performance measures that we refer to as "core cash" measures. While "core cash" measures are not a substitute for reported results under GAAP, we rely on "core cash" measures in operating our business because we believe they provide additional information regarding the operational and performance indicators that are most closely assessed by management.

        We report pro forma "core cash" measures, which are the primary financial performance measures used by management not only in developing our financial plans and tracking results, but also in establishing corporate performance targets and determining incentive compensation. Our "core cash" measures are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. "Core cash" measures reflect only current period adjustments to GAAP earnings as described below. Accordingly, the Company's "core cash" measures presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and "core cash" measures follows.

1)
Securitization: Under GAAP, certain securitization transactions are accounted for as sales of assets. Under "core cash," we present all securitization transactions as long-term non-recourse financings. The upfront "gains" on sale from securitization as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from "core cash" and replaced by the interest income, provision for loan losses, and interest expense as they are earned or incurred on the securitized loans.

2)
Floor Income: The timing and amount (if any) of Floor Income earned is uncertain and in excess of expected spreads and, therefore, we exclude such income when it is not economically hedged from "core cash" measures. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed in more detail below, these derivatives do not qualify as effective accounting hedges and therefore are marked-to-market through the derivative market value adjustment. For "core cash" measures, we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income. Since we exclude Floor Income that is not economically hedged, we also exclude net settlements on derivative contracts, primarily payments on Floor Income Contracts, and certain gains and losses on derivatives and financial instruments that were economically hedging Floor Income.

3)
Derivative Accounting: "Core cash" measures exclude the periodic unrealized gains and losses primarily caused by the one-sided mark-to-market derivative valuations prescribed by Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and recognize the economic effect of these hedges, which results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. We also exclude the gain or loss on our equity forward contracts that are required to be accounted for in accordance with SFAS No. 133 as derivatives and are marked to market through earnings.

4)
Other items: We exclude certain transactions that are not considered part of our core business, including amortization of acquired intangibles, as well as gains and losses on certain sales of securities.

SLM CORPORATION
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31, 2004	December 31, 2003	March 31, 2003
	(unaudited)		(unaudited)
Assets
Federally insured student loans (net of allowance for losses of $20,592; $26,283; and $56,082, respectively)	$26,174,672	$29,222,268	$36,304,633
Federally insured student loans in trust (net of allowance for losses of $28,637; $19,710; and $2,322, respectively)	24,062,169	16,354,805	2,035,479
Private Credit Student Loans (net of allowance for losses of $154,222; $165,716; and $174,177, respectively)	4,176,841	4,470,156	4,941,225
Academic facilities financings and other loans	1,104,226	1,030,907	1,139,617
Cash and investments	10,407,332	6,767,523	4,467,205
Restricted cash and investments	1,133,188	1,233,828	372,446
Retained Interest in securitized receivables	2,482,242	2,475,836	2,481,318
Goodwill and acquired intangible assets, net	589,078	592,112	579,365
Other assets	3,133,709	2,463,216	2,012,488

Total assets	$73,263,457	$64,610,651	$54,333,776

Liabilities
Short-term borrowings	$16,176,387	$18,735,385	$23,825,598
Borrowings collateralized by loans in trust	24,595,289	16,597,396	2,021,450
Long-term notes	26,710,017	23,210,778	23,219,279
Other liabilities	3,044,113	3,437,046	3,023,193

Total liabilities	70,525,806	61,980,605	52,089,520

Commitments and contingencies*
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 476,442; 472,643; and 630,283 shares, respectively, issued	95,289	94,529	126,057
Additional paid-in capital	1,670,640	1,553,240	1,232,473
Accumulated other comprehensive income, net of tax	534,445	425,621	596,693
Retained earnings	1,153,100	941,284	3,094,050

Stockholders' equity before treasury stock	3,618,474	3,179,674	5,214,273
Common stock held in treasury at cost: 33,533; 24,965; and 175,680 shares, respectively	880,823	549,628	2,970,017

Total stockholders' equity	2,737,651	2,630,046	2,244,256

Total liabilities and stockholders' equity	$73,263,457	$64,610,651	$54,333,776

*
Commitments to purchase loans, lines of credit, letters of credit, and academic facilities financing letters of credit were $36.1 billion, $.9 billion, $.6 billion, and $45.5 million, respectively, at March 31, 2004.

SLM CORPORATION
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended
	March 31, 2004		December 31, 2003		March 31, 2003
	(unaudited)		(unaudited)		(unaudited)
Interest income:
Federally insured student loans		$468,967		$446,187		$467,482
Private Credit Student Loans		76,589		50,350		87,572
Academic facilities financings and other loans		18,376		18,194		20,206
Investments		43,457		41,191		28,261

Total interest income		607,389		555,922		603,521
Interest expense		285,674		263,412		257,302

Net interest income		321,715		292,510		346,219
Less: provision for losses		39,818		26,791		42,545

Net interest income after provision for losses		281,897		265,719		303,674

Other income:
Gains on student loan securitizations		113,954		84,812		305,803
Servicing and securitization revenue		136,658		131,416		188,612
Derivative market value adjustment		(116,743)		(4,498)		(119,064)
Guarantor servicing fees		34,971		27,413		35,193
Debt management fees		79,928		68,780		58,813
Other		58,955		92,079		49,575

Total other income		307,723		400,002		518,932
Operating expenses		208,877		254,434		179,365

Income before income taxes		380,743		411,287		643,241
Income taxes		89,278		146,858		226,692

Net income		291,465		264,429		416,549
Preferred stock dividends		2,886		2,876		2,875

Net income attributable to common stock		$288,579		$261,553		$413,674

Basic earnings per common share	$	..65	$	..58	$	..91

Average common shares outstanding		442,664		448,770		456,581

Diluted earnings per common share	$	..64	$	..57	$	..88

Average common and common equivalent shares outstanding		451,747		458,022		469,696

Dividends per common share	$	..17	$	..17	$	..08

SLM CORPORATION
Pro-Forma "Core Cash"
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended
	March 31, 2004		December 31, 2003		March 31, 2003
	(unaudited)		(unaudited)		(unaudited)
Managed interest income:
Managed federally insured student loans		$687,222		$746,263		$643,947
Managed Private Credit Student Loans		113,658		98,769		98,396
Academic facilities financings and other loans		18,376		18,194		20,206
Investments		47,936		46,100		29,243

Total Managed interest income		867,192		909,326		791,792
Managed interest expense		433,765		427,145		419,342

Net Managed interest income		433,427		482,181		372,450
Less: provision for losses		44,968		26,565		31,606

Net Managed interest income after provision for losses		388,459		455,616		340,844

Other income:
Guarantor servicing fees		34,971		27,413		35,193
Debt management fees		79,928		68,780		58,813
Other		59,336		96,171		53,206

Total other income		174,235		192,364		147,212
Operating expenses		202,149		247,712		172,737

Income before income taxes		360,545		400,268		315,319
Income taxes		129,491		115,618		112,029

"Core cash" net income		231,054		284,650		203,290
Preferred stock dividends		2,886		2,876		2,875

"Core cash" net income attributable to common stock		$228,168		$281,774		$200,415

"Core cash" basic earnings per common share	$	..52	$	..63	$	..44

Average common shares outstanding		442,664		448,770		456,581

"Core cash" diluted earnings per common share	$	..51	$	..62	$	..43

Average common and common equivalent shares outstanding		451,747		458,022		469,696

SLM CORPORATION
Pro-Forma "Core Cash"
Reconciliation of GAAP Net Income to "Core Cash" Net Income
(In thousands)

	Quarters ended
	March 31, 2004	December 31, 2003	March 31, 2003
	(unaudited)	(unaudited)	(unaudited)
GAAP net income	$291,465	$264,429	$416,549
"Core cash" adjustments:
Net impact of securitization accounting	11,089	143,901	(265,278)
Net impact of Floor Income	60,780	2,625	37,291
Net impact of derivative accounting	(99,490)	(166,663)	(114,811)
Amortization of acquired intangibles and other	7,423	9,118	14,876

Total "core cash" adjustments before income taxes	(20,198)	(11,019)	(327,922)
Net tax effect (A)	(40,213)	31,240	114,663

Total "core cash" adjustments	(60,411)	20,221	(213,259)

"Core cash" net income	$231,054	$284,650	$203,290

(A)
Such tax effect is generally based upon the Company's marginal tax rate for the respective period. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

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  Exhibit 99.1
SLM CORPORATION Supplemental Earnings Disclosure March 31, 2004 (Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Reconciliation of GAAP Net Income to "Core Cash" Net Income (In thousands)